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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): February 22, 2002


                                IMAX CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)


                                     CANADA
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                 (State or Other Jurisdiction of Incorporation)


             0-24216                                   98-0140269
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     (Commission File Number)             (I.R.S. Employer Identification No.)


2525 SPEAKMAN DRIVE, SHERIDAN PARK, MISSISSAUGA, ONTARIO          L5K 1B1
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     (Address of Principal Executive Offices)                   (Zip Code)


                                 (905) 403-6500
             ------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                       N/A
             ------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)






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ITEM 5.  OTHER EVENTS.

Imax Corporation (the "Company") has reached an agreement with Regal Cinemas, Inc., or Regal, subject to the approval of the court supervising the bankruptcy of Regal, pursuant to which Regal will make a lump sum payment to the Company of US$6.45 million in satisfaction of all amounts owing by Regal to the Company in respect of a master theatre lease agreement entered into between Regal and the Company for the lease by Regal of the Company's IMAX(R) theatre systems, dated June 23, 1997. As a result of the agreement and payment, Regal's six (6) existing IMAX(R) theatres will remain operating and Regal shall have no obligation to lease additional theatre systems from the Company. Regal filed for protection from its creditors pursuant to United States bankruptcy laws in November 2001.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  IMAX CORPORATION
                                  (Registrant)



Date:  February 26, 2002          By:     /s/  RICHARD L. GELFOND
                                     -------------------------------------------
                                     Name:   Richard L. Gelfond
                                     Title:  Co-Chairman and
                                             Co-Chief Executive Officer




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